Exhibit 10.1

FRANKLIN BANK CORP.
INCENTIVE STOCK OPTION AGREEMENT
(2002 Stock Option Plan)

     This Incentive Stock Option Agreement (“Option Agreement”) is between Franklin Bank Corp., a Delaware corporation (the “Company”), and                      (the “Optionee”).

W I T N E S S E T H:

     The Company has heretofore adopted the Franklin Bank Corp. 2002 Stock Option Plan (the “Plan”) for the purpose of providing eligible employees and directors of the Company and its Subsidiaries (as defined in the Plan) with additional incentive to promote the success of the business of the Company, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ or remain as a director of the Company and its Subsidiaries (collectively hereinafter referred to as the “Company”). The Company, acting through a committee of its Board of Directors (“Committee”) has determined that its interest will be advanced by the issuance to the Optionee of an Incentive Stock Option under the Plan and pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).

     NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

1.	Option. Subject to the terms and conditions contained herein, the Company, effective as of (the “Grant Date”), hereby irrevocably grants to Optionee the right and option (“Option”) to purchase from the Company of the Company’s common stock, $.01 par value (“Common Stock”), at a price of $ per share, which is deemed to be not less than the fair market value of the Common Stock as of the Grant Date.

2.	Option Period. Unless otherwise provided for herein, the Option herein granted may be exercised by Optionee in whole or in part at any time during (the “Option Period”) beginning on the Grant Date, subject to the limitation that said Option shall not be exercisable for more than a portion of the aggregate number of shares offered by this Option (“Vested”) determined by Optionee’s number of full years of employment with the Company from (“Vesting Commencement Date”) to the date of such exercise, in accordance with the following schedule:

Number of Full Years of Employment or Service from the Vesting Commencement Date	Cumulative Percentage of Total Shares Granted That May Be Purchased-Vested

Upon the occurrence of a “Change of Control” (as defined in Section 11), the Option granted under this Option Agreement shall be fully exercisable and Vested.

3.	Procedure for Exercise. The Option herein granted may be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by cash or cashier’s check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by such Optionee (or any combination of cash and Common Stock). In addition, in the discretion of the Committee, payment for any shares subject to an option may also be made by instructing the Committee to withhold a number of such shares having a fair market value (as determined in Section 6(b) of the Plan) on the date of exercise equal to the aggregate exercise price of such option.

Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by this Option this the date the Company receives such written notice and such Option payment.

As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which this Option has been so exercised, issued in the Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 3.

4.	Termination of Employment. Prior to the occurrence of an IPO Date (as defined in Section 13) or Change of Control (as defined in Section 11), if the Optionee ceases to be employed by the Company for any reason other than death or disability or ceases to serve on the Board of Directors of the Company (“Board”) for any reason other than death or disability, then the Option, whether exercisable or not, on the date of such termination of employment or cessation from the Board shall expire and terminate upon such date of such termination of employment or cessation from the Board. After the occurrence of an IPO Date or Change of Control, if the Optionee ceases to be employed by the Company for any reason other than death or disability or ceases to serve on the Board for any reason other than death or disability, any portion of the Option which is exercisable on the date of such termination of employment or cessation from the Board shall expire and terminate on the date that is three (3) months after such date of such termination of employment or cessation from the Board.

5.	Death or Disability. In the event the Optionee ceases to be an employee or a member of the Board as a result of the Optionee’s death or disability and if an IPO Date or Change of Control has occurred either (i) prior to the date, or (ii) within one year after the date, the Optionee ceases employment or ceases to serve on the Board as a result of death or disability, any portion of the Option which is exercisable on such date may be exercised within a one-year period after such determination of disability or death, by the former employee or director, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may this Option be exercised after its expiration under the terms of this Option Agreement.

In the event an Optionee ceases to be an employee or a member of the Board as a result of the Optionee’s death or disability, and if no IPO Date or Change of Control has occurred prior to the date which is one year after the date the Optionee ceases to be an employee or member of the Board as a result of the Optionee’s death or disability, then any portion of the Option, whether exercisable or not, shall not be exercisable, and such Option shall expire on the date which is one year after the date the Optionee ceases to be an employee or a member of the Board on account of the Optionee’s death or disability. Notwithstanding the above, in no event may this Option be exercised after its expiration under the terms of this Option Agreement.

Optionee shall be deemed subject to a “disability” if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

6.	Cashing Out Option. On receipt of written notice of exercise pursuant to Section 3, the Committee may elect to cash-out all or a part of the portion of the shares of Common Stock for which all or a portion of this Option is being exercised by paying Optionee an amount, in cash or Common Stock, equal to the excess of the fair market value of the Common Stock (as determined under Section 6(b) of the Plan) over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

7.	Transferability. This Option shall not be transferable by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by him. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

8.	No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 3. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in Section 9 or 10 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been a stockholder as provided herein above.

9.	Extraordinary Corporate Transactions. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves and such transaction is not a Change of Control (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of any Option hereunder, the Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock as to which the Option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change as if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which the Option is then exercisable.

10.	Changes in Capital Structure. The existence of this Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of notes, bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. The issuance by the Company of any other class of securities which is not Common Stock or convertible into Common Stock shall not affect the number of shares of Common Stock subject to this Option or the purchase price per share, unless the Committee shall determine in its sole discretion than an adjustment is necessary to provide equitable treatment to Optionee. If the outstanding shares of Common Stock or other securities of the Company, or both, for which this Option is exercisable, shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities subject to the Plan or subject to this Option, and the Option price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate Option price.

11.	Change of Control. Except as provided below, each of the following events shall hereinafter be defined as a “Change of Control”:

(a) the Company shall not be the surviving entity in any merger or consolidation with an entity which is not an Affiliate (as defined in the Plan) (or survives only as a subsidiary of another entity other than one of the Company’s Affiliates);

(b) the Company sells all or substantially all of its assets to any other person or entity (other than an entity which is an Affiliate);

(c) any person or entity which entity is not an Affiliate (including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended)

acquires or gains beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock;

(d) the Company is to be dissolved and liquidated; or

(e) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

12.	Occurrence of a Change of Control. Upon the occurrence of an event of Change of Control, the Committee, in its discretion, may act to affect one or more of the following alternatives with respect to this Option:

(a) determine a reasonable period of time for the exercise of the Option on or before a specified date (before or after such Change of Control) after which specified date any unexercised portion of the Option and all rights of Optionee shall terminate;

(b) require the mandatory surrender to the Company by the Optionee of some or all of the unexercised portion of the Option as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel the Option and the Company shall pay to the Optionee an amount of cash per share equal to the excess, if any, of the fair market value of the shares subject to the unexercised portion of the Option over the exercise price of the Option; or

(c) provide that upon any exercise of this Option, the Optionee shall be entitled to purchase under such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled if, immediately prior to the Change of Control, the Optionee had been the holder of record of the number of shares of Common Stock then covered by the Option. The provisions contained in this Section shall not terminate any rights of the Optionee to further payments pursuant to any other agreement with the Company following a Change of Control.

13.	IPO Date. As used herein, the term “IPO Date” shall mean the date on which the Company shall consummate an underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, and as a result of which the Common Stock is authorized for trading in an automated interdealer quotation system of a registered national securities association or is listed for trading on a national securities exchange.

14.	Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 7) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

15.	Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise the Option(s) granted hereby, and that the

Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option(s) or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority.

16.	Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by the Optionee shall be made in accordance with Section 10 of the Plan.

17.	Stockholders Agreements. Optionee (or any person acting under Section 7), agrees that with respect to all shares of Common Stock purchased under this Option, he or she shall be bound by similar contractual obligations placed on shareholders of the Company which restrict the ability of such shareholders of the Company to transfer their shares of Common Stock, unless such condition is otherwise waived by the Company.

18.	Resolution of Disputes. As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

19.	Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

20.	Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by fax or telecopy. All notices of the exercise of any Option hereunder shall be directed to Franklin Bank Corp., 9800 Richmond Avenue, Ste. 680, Houston, Texas 77042, Attention: Secretary. Any notice given by the Company to Optionee directed to him at his address on file with the Company shall be effective to bind him and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights hereunder and Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Optionee’s rights or privileges hereunder.

21.	Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

22.	Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

23.	Employment Relationship. Employees shall be considered to be in the employment of the Company as long as they remain employees of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Code). Any questions as to whether and when there has been a termination of such employment and the cause of such termination, shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between the Optionee and the Company.

24.	Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

25.	Governing Law. This Option Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

     IN WITNESS WHEREOF, this Option Agreement has been executed this                  day of                     , 200___.

FRANKLIN BANK CORP.
By:
Print Name:
Print Title:

OPTIONEE

Name: